UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2017

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

KANSAS	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas		66612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code	(785) 575-6300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

WESTAR ENERGY, INC.

Item 8.01. Other Events

On December 14, 2017, we amended our $270 million revolving credit facility, dated February 18, 2011 and as amended from time to time, and our $730 million revolving credit facility, dated September 29, 2011 and as amended from time to time. The amendment to the $270 million revolving credit facility extended the maturity of the facility to February 18, 2019.

In addition, pursuant to these amendments, the lenders in each credit facility consented to our pending merger with Great Plains Energy Incorporated, and agreed to technical changes that would be required following the closing of the merger.

All borrowings under both revolving credit facilities are secured by first mortgage bonds of Kansas Gas and Electric Company, our wholly-owned subsidiary.

The foregoing description of the amendments is not complete and is qualified in its entirety by reference to the amendments, which are attached hereto as Exhibit 10.1 and Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits

Exhibit 10.1Second Amendment to Credit Agreement, dated December 14, 2017, by and among Westar Energy, Inc. and the several banks and other financial institutions or entities from time to time parties thereto

Exhibit 10.2Second Amendment Agreement, dated December 14, 2017, by and among Westar Energy, Inc. and the several banks and other financial institutions or entities from time to time parties thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTAR ENERGY, INC.

Date:	December 14, 2017	By:	/s/ Jeffrey C. DeBruin
		Name:	Jeffrey C. DeBruin
		Title:	Director, Law and Assistant Corporate Secretary